EXHIBIT 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Loan Agreement”), is dated as of the 15th day of June, 2010, by and among GoldSpring, Inc., a Nevada corporation, having an address at 1200 American Flat Road, P.O. Box 1118, Virginia City, NV 89440 (the “Borrower”) and those certain lenders set forth on Schedule A hereto (each, a “Lender” and collectively, the “Lenders”).

W I T N E S S E T H:

WHEREAS, the Lenders wish to loan the Borrower an aggregate of $1,100,000 (collectively, the “Loans”) and, in consideration therefor, the Borrower wishes to issue to the Lenders, upon the terms and conditions stated in this Loan Agreement: (a) convertible promissory notes in an aggregate principal amount of $1,100,000 (each, a “Note” and, collectively, the “Notes”), in substantially the form attached hereto as Exhibit A; and (b) warrants to purchase that number of shares of the Borrower’s Common Stock equal to fifty (50%) percent of the principal dollar amount of the Notes divided by $2.00, at an exercise price of $3.50 per share (“Warrants”), in substantially the form attached hereto as Exhibit B; and

WHEREAS, in order to further induce the Lenders to make the Loans to the Borrower, the Borrower is willing to grant to the Lenders a security interest in all of its assets, subject only to security interests the Borrower granted to (a) Brockbank Trust (the “Brockbank Interest”); (b) certain lenders (the “Additional Lenders”) as of November 30, 2004, March 31, 2005, July 15, 2005, September 26, 2005, December 12, 2007, June 27, 2008, December 8, 2008, May 1, 2009 and May 13, 2009, and December 10, 2009] as set forth on Schedule B hereto (collectively, the “Additional Lenders’ Interests”).

NOW, THEREFORE, it is agreed as follows:

ARTICLE I

COMMITMENT OF LENDERS;
BORROWING CONDITIONS

1.           Commitment.  Subject to the terms and conditions of this Loan Agreement, the Lenders hereby agree to make Loans to the Borrower as follows:

(a)           On the Closing Date (as defined in Article VIII hereof), the Lenders shall make Loans to the Borrower of an aggregate of $1,100,000, as follows:

Lenders:	Principal Amount of Loans:
John V. Winfield	$125,000
The Intergroup Corporation	$50,000
Portsmouth Square, Inc.	$50,000
Santa Fe Financial Corp.	$25,000
Josef Grunwald	$500,000
Paul Hertzberg	$50,000
David W. Unsworth, Jr.	$50,000
The Moelis Family Trust	$150,000
Mark Henkels	$100,000
TOTAL:	$1,100,000

(b)           The actual date on which the Borrower receives any Loans from the Lenders shall be referred to herein as the “Loan Date.”

2.           Promissory Notes.

(a)           General.  The Loans shall be evidenced by the Notes issued by the Borrower to the Lenders, in the aggregate principal amount of up to $1,100,000 (the “Principal”).  The Principal of each Note, shall be payable on or prior to the three (3) year anniversary of the respective Loan Date (each, a “Maturity Date”).

(b)           Interest.  The unpaid Principal from time to time outstanding on the Notes shall bear interest at the rate of eight (8%) percent per annum (“Interest”), computed on the basis of the actual number of days elapsed in a year of 360 days.  Interest shall be payable every six (6) months after the date of each Note, in arrears, on the unpaid Principal of each Note, up until the respective Maturity Date (each such payment, an “Interest Payment”).  Each Interest Payment shall be made, at each Lender’s option, in either cash or Common Stock of the Borrower.  If the Interest Payment is made in shares of Common Stock, the number of shares to be received by the Lenders shall be determined as set forth in Section 2(d)(ii) hereof.  If an Interest Payment is made in Common Stock of the Borrower, the Borrower covenants such Common Stock shall be freely transferable and issued without a restrictive legend, subject to Section 2(d)(vi) hereof.

Upon the maturity of a Note, by acceleration or otherwise, and/or after judgment, interest shall be payable at the rate of ten (10%) percent per annum or at the judgment rate, whichever is higher, until the obligation is paid in full.

(c)           Maximum Payment.  Notwithstanding any provision contained herein or in the Notes, the total liability of Borrower for payment pursuant hereto, including, without limitation late charges, shall not exceed the maximum amount of interest permitted by law to be charged, collected, or received from Borrower, and if any payments by Borrower include Interest in excess of such a maximum amount, Lenders shall apply such excess to the reduction of the unpaid Principal amount due pursuant hereto, or if none is due, such excess shall be refunded to Borrower.

(d)           Conversion Rights.

(i)           Conversion.  Each Lender shall have the right at any time, and from time to time, on or prior to such time as all Principal and Interest due under such Lender’s Note have been repaid, to convert all or any part of the outstanding and unpaid Principal of a Note issued on the Loan Date, and any Interest, when due and payable, into fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) of the Borrower, as such Common Stock exists on the Loan Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined in Section 2(d)(ii) below) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Lender be entitled to convert any portion of the Principal or Interest in excess of that portion upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Lender and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Principal or Interest, or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of Conversion Shares issuable upon the Conversion of the portion of the Principal or Interest due under the Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Lender and its affiliates of more than 4.9% of the outstanding shares of Common Stock.  For purposes of the proviso in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso.  A Lender may waive the limitations set forth herein at its sole and absolute discretion by written notice of not less than sixty-one (61) days to the Borrower.

The number of Conversion Shares to be issued upon each Conversion shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price in effect on the date of the notice of conversion, in the form attached hereto as Exhibit C (the “Notice of Conversion”), is delivered to the Borrower by the Lender in accordance with subsection (v) below (the “Conversion Date”).  The term “Conversion Amount” means, with respect to any Conversion, the sum of (1) the outstanding Principal of such Note to be converted in such Conversion, plus (2) accrued and unpaid Interest, if any, on such outstanding Principal at the interest rates provided in such Note to the Conversion Date, plus (3) default interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Lender’s option, any other amounts owed to the Lender pursuant to such Note.

(ii)           Conversion Price.  The term “Conversion Price” as used herein shall be equal to the lesser of (A) $1.20 per share, or (B) .85 multiplied by the “Volume Weighted Average Price” for the Borrower’s Common Stock for the five trading days immediately prior to the Conversion Date.  For the purposes hereof, the “Volume Weighted Average Price” or “VWAP” for any security as of any date means the volume weighted average sale price on the Principal Market, as reported by, or as calculated based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by Lenders of a majority in interest of the Notes and the Borrower (“Bloomberg”) or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the closing trade prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc.  If the Volume Weighted Average Price is to be determined over a period of more than one Trading Day, then Volume Weighted Average Price for the period shall mean the volume weighted average of the daily Volume Weighted Average Prices, determined as set forth above, for each Business Day during the period.

Upon a Conversion, in the event of any deficiency of any amounts due a Lender hereunder, Borrower agrees to pay Lender, at Lender’s option any such deficiency in cash.  If the Lender elects to be paid such deficiency in Common Stock, such Common Stock shall be valued at the Conversion Price then in effect.

(iii)           Application of Conversion Amounts. Unless otherwise specified by any Lender or set forth herein, any amounts converted by any Lender pursuant to subsection (i) or paid by the Borrower shall be deemed to constitute payments of and applied, (1) first, to any amounts owed other than accrued and unpaid Interest, (2) second, against accrued and unpaid Interest, and (3) third, against the Principal.

(iv)           Reservation of Authorized Shares. For so long as the conversion right exists, the Borrower will reserve (and, from time to time, amend its governing documents as appropriate, so as to maintain reserved) from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock required to be issued or reserved for issuance, in connection with the conversion of the Interest and Principal due under the Notes, and the exercise of the Warrants issued pursuant to this Loan Agreement (“Reserved Amount”) upon the full conversion of such Note and all other convertible securities, options or warrants of the Borrower. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  In addition if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which such Note shall be convertible at their then current conversion price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of such Note.  The Borrower agrees that the issuance of such Note by Borrower and execution hereof by Borrower shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of such Note.

Nothing herein shall limit the Lender’s right to pursue actual damages against Borrower for the Borrower’s failure to maintain a sufficient number of authorized shares of Common Stock or to repay such Note, and each Lender shall have the right to pursue all remedies available at law or in equity (including degree of specific performance and/or injunctive relief or under any of the Loan Documents).

(v)           Method of Conversion.

(A)           Mechanics of Conversion.  Subject to subsection (i), such Note may be converted by the Lender in whole or in part at any time from time to time, by (1) submitting to the Borrower a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 5:00 p.m., New York, New York time) and (2) subject to subsection (v)(B), surrendering such Note at the principal office of the Borrower.

(B)           Surrender of Note Upon Conversion.  Notwithstanding anything to the contrary set forth herein, upon conversion of such Note in accordance with the terms hereof, the Lender shall not be required to physically surrender such Note to the Borrower unless the entire unpaid principal amount, and any interest, penalties and fees due thereon, of such Note is so converted.  The Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Lender and the Borrower, so as not to require physical surrender of such Note upon each such conversion.  Notwithstanding the foregoing, if any portion of such Note is converted as aforesaid, the Lender may not transfer such Note unless the Lender first physically surrenders such Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Lender a new Note of like tenor, registered as the Lender (upon payment by the Lender of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of such Note.  Lender shall have 60 days post transfer in which to return the old Note to Borrower.

                                           THE LENDER AND ANY ASSIGNEE, BY ACCEPTANCE OF SUCH NOTE, ACKNOWLEDGE AND AGREE THAT, BY REASON OF THE PROVISIONS OF THIS PARAGRAPH, FOLLOWING CONVERSION OF A PORTION OF SUCH NOTE, THE UNPAID AND UNCONVERTED PRINCIPAL AMOUNT OF SUCH NOTE REPRESENTED BY SUCH NOTE MAY BE LESS THAN THE AMOUNT STATED ON THE FACE HEREOF.

(C)           Payment of Taxes.  The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of such Note in a name other than that of the Lender (or in street name), and the Borrower or its transfer agent (the “Transfer Agent”), as the case may be, shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Lender or the custodian in whose street name such shares are to be held for the Lender’s account) requesting the issuance thereof shall have paid to the Borrower or the Transfer Agent, as the case may be, the amount of any such tax or shall have established to the satisfaction of the Transfer Agent, as the case may be, that such tax has been paid.

(D)           Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Lender of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this subsection (v), the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Lender certificates for the Common Stock issuable upon such conversion within three (3) business days (the “Deadline”) after such receipt in accordance with the terms hereof.

(E)           Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Lender shall be deemed to be the holder of record of the Common Stock issuable upon such conversion (the “Conversion Shares”), the outstanding Principal and the amount of accrued and unpaid Interest (and any other unpaid amounts) on such Note shall be reduced to reflect such Conversion, and, unless the Borrower defaults on its obligations under this Section 2(d), all rights with respect to the portion of such Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such Conversion.  If the Lender shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Lender to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Lender of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Lender in connection with such Conversion.  The Conversion Date with respect to a Notice of Conversion shall be the date on which the Notice of Conversion is given so long as the Notice of Conversion is received by the Borrower before 5:00 p.m., New York, New York time, on such date; or if received after 5:00 p.m. New York, New York time the Conversion Date shall be the following date.  Upon failure of the Borrower to timely deliver the shares of Common Stock issuable upon any such Conversion, the Lender shall be entitled, as liquidated damages and not as a penalty, to a cash payment equal to 1.5% of the dollar amount of any such Conversion for each 30-day period (or pro-rata for any portion thereof) following the Conversion Date until delivery of the Conversion Shares.

(vi)           Concerning the Shares.  The shares of Common Stock issuable upon conversion of Principal or Interest due pursuant to a Note may not be sold or transferred unless (A) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act) or (B) the Borrower or its Transfer Agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (C) such shares are sold or transferred pursuant to Rule 144 of the Act (“Rule 144”) (or a successor rule) or (D) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 2(d)(vi) and who is an Accredited Investor (as defined in the Act).  Except as otherwise provided in this Loan Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of such Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of such Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

The legend set forth above shall be removed and the Borrower shall issue to the Lender a new certificate therefore free of any transfer legend if (A) the Borrower or its Transfer Agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, including the provisions of Rule 144 and the shares are so sold or transferred, or (B) in the case of the Common Stock issuable upon conversion of such Note, such security is registered for sale by the Lender under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.  Nothing in such Note shall limit the Borrower’s obligation under the Loan Agreement or affect in any way the Lender’s obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

For purposes of determining the original date of issuance for Rule 144 “tacking” purposes, each conversion request shall be construed to apply against that portion of the Principal amount of the Note as of the original Loan Date.

(vii)           Effect of Certain Events.

(A)           Effect of Merger, Consolidation, Etc.  The sale, conveyance or disposition of all or substantially all of the assets of the Borrower to any Person (as defined below) other than to a wholly-owned subsidiary of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person or Persons when the Borrower is not the survivor shall:  (i) be deemed to be an Event of Default (as defined in Article VI) and, at the sole and absolute discretion of Lender, may be treated pursuant to Section 2(d)(vii)(B) hereof.  “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(B)           Adjustment Due to Merger, Consolidation, Etc. If, at any time when such Note is issued and outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower and other than to a wholly-owned subsidiary of the Borrower, then the Lender of such Note shall thereafter have the right to receive upon conversion of such Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Lender would have been entitled to receive in such transaction had such Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Lender of such Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.  The Borrower shall not effect any transaction described in this Section 2(d)(vii)(B) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Lender shall be entitled to convert such Note or, if such transaction results in an Event of Default, declare such an Event of Default) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 2(d)(vii)(B). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(C)           Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Lender of such Note shall be entitled, upon any conversion of such Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Lender with respect to the shares of Common Stock issuable upon such conversion had such Lender been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(D)           Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, such Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

(E)           Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(F)           Purchase Rights.  If, at any time when such Note is issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of its Common Stock, then the Lender of such Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Lender could have acquired if such Lender had held the number of shares of Common Stock acquirable upon complete conversion of such Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(G)           Spin-Off.  If, at any time while any portion of such Note remains outstanding, the Borrower spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the "Spin Off") in which the Borrower, in addition to or in lieu of any other compensation received and retained by the Borrower for such business, operations or assets, causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Borrower, the Borrower shall cause to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Lender had all of the Lender's Note outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Borrower,(the "Outstanding Notes") been converted as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"). Notwithstanding the foregoing, nothing herein shall be demand to permit any spin off that would result in any Event of Default.

(H)           Stock Issuance.  So long as the Notes are outstanding, if the Borrower shall issue any Common Stock, prior to the complete repayment or conversion of the Notes for a consideration less than the Conversion Price that would be in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issue price.  For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower, carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock or the modification of any of the foregoing which may be outstanding shall result in an adjustment to the Conversion Price upon the modification or issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price.

(I)           Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described herein, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Borrower shall, upon the written request at any time of the Lender, furnish to such Lender a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

(viii)                      Status as Stockholder.  Upon submission of a Notice of Conversion by a Lender, (A) the shares covered thereby shall be deemed converted into shares of Common Stock and (B) the Lender’s rights as a Lender of such converted portion of such Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Lender because of a failure by the Borrower to comply with the terms of such Note.  Notwithstanding the foregoing, if a Lender has not received certificates for all shares of Common Stock prior to the third (3rd) business day after the expiration of the Deadline with respect to a conversion of any portion of such Note for any reason, then (unless the Lender otherwise elects to retain its status as a Lender of Common Stock by so notifying the Borrower) the Lender shall regain the rights of a Lender of such Note with respect to such unconverted portions of such Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Lender or, if the Note has not been surrendered, adjust its records to reflect that such portion of such Note has not been converted.  In all cases, the Lender shall retain all of its rights and remedies for the Borrower’s failure to convert such Note Including ability to rescind the Notice if delivery is not made in a timely manner.

(ix)           Injunction; Posting of Bond.  In the event a Lender shall elect to convert a Note or part thereof, the Borrower may not refuse conversion based on any claim that such Lender or any one associated or affiliated with such Lender has been engaged in any violation of law, or for any other reason, unless, a final non-appealable injunction from a court made on notice to the Lender, restraining and or enjoining conversion of all or part of such Note shall have been sought and obtained by the Borrower and the Borrower has posted a surety bond for the benefit of the Lender in the amount of 120% of the outstanding Principal and accrued but unpaid Interest of the Note, or aggregate purchase price of the shares which are sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Lender to the extent the judgment or decision is in such Lender’s favor.

3.           Warrants.  In connection with each Loan made by a Lender, the Borrower shall issue to such Lender three-year Warrants to purchase that number of shares of the Borrower’s Common Stock equal to fifty (50%) percent of the principal dollar amount of the Note issued in connection with the Loan divided by $2.00, at an exercise price of $3.50 per share (“Warrants”), in substantially the form attached hereto as Exhibit B; provided, however, that if the Borrower elects to effect an Optional Redemption pursuant to Section 4 below, the Lender or Lenders receiving payment (the “Prepaid Principal”) shall also receive additional three-year Warrants to purchase that number of shares of the Borrower’s Common Stock equal to fifty (50%) percent of the dollar amount of the Prepaid Principal divided by $2.00, at an exercise price of $3.50 per share.

4.           Prepayment.

(a)           Provided an Event of Default has not occurred, whether or not such Event of Default has been cured, the Borrower will have the option of prepaying any or all of the outstanding Principal (“Optional Redemption”), in whole or in part, up until the one (1) year anniversary of the applicable Loan Date, by paying to any Lender a sum of money equal to one hundred fifteen (115%) percent of the principal amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to such Lender arising under the Note, this Agreement or any other document through the Redemption Payment Date, as defined below (in each case, the "Redemption Amount").  Borrower’s election to exercise its right to prepay must be by notice in writing to the applicable Lender (“Notice of Redemption”).  The Notice of Redemption shall specify the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be not less than thirty (30) business days after receipt of the Notice of Redemption by the applicable Lender (the "Redemption Period").

(b)           Within fifteen (15) days after receipt of a Notice of Redemption, a Lender shall give written notice to the Borrower electing to do one of the following: (i) convert the Redemption Amount pursuant to Article I, Section 2(d); or (ii) accept the Borrower’s offer to prepay the Redemption Amount in accordance with the Notice of Redemption.  The closing date (in this case, the “Redemption Closing Date”) shall be the last day of the thirty (30) day Redemption Period.  If a Lender exercises its right to convert the Redemption Amount, then the Borrower’s offer to prepay the Redemption Amount contained in the Notice of Redemption shall terminate and shall be of no further force and effect.  In the event the Lender shall not timely provide the written notice set forth in the first sentence of this Article I, Section 4(b), then the Borrower shall be conclusively deemed to have made the election to prepay the Redemption Amount pursuant to the Notice of Redemption.

(c)           Following the one (1) year anniversary of any Loan Date, the Borrower’s right to prepay the respective Note shall automatically terminate.

5.           Additional Documentation.  In addition to the execution and delivery of this Loan Agreement, the Notes and the Warrants, the Borrower shall deliver a Security Agreement to the Lenders on or prior to the Closing Date, in substantially the form of Exhibit D attached hereto (the “Security Agreement”), and any other documents, instruments or agreements reasonably requested by the Lenders in order to effectuate the purposes of this Loan Agreement (together with this Loan Agreement, the Notes, the Warrants, and the Security Agreement, all such documents and agreements to be hereinafter referred to as the “Loan Documents”).

ARTICLE II

SECURITY

All of the obligations of the Borrower under this Loan Agreement and the Notes shall be secured by a security interest in and to all assets of the Borrower (hereinafter, the “Collateral”), subject only to (a) the Brockbank Interest, and (b) the Additional Lenders’ Interests, as further set forth in the Security Agreement.  The Borrower hereby irrevocably authorizes the Lenders at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State of New York as amended from time to time (“NYUCC”), or any other Uniform Commercial Code jurisdiction; and (ii) contain any other information required by part 5 of Article 9 of the NYUCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower. The Borrower agrees to furnish any such information to the Lenders promptly upon request.  The Borrower also ratifies its authorization for the Lenders to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof with respect to the Collateral.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower makes the following representations and warranties:

(a)           Organization and Authorization.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation, is duly authorized to transact business and is in good standing in every other jurisdiction where the failure to qualify to do business would have a material adverse effect upon the Borrower, and the Borrower is duly authorized and empowered to create, grant and issue the Notes, and to execute and deliver this Loan Agreement and the other Loan Documents.  The Borrower has the authority to own, lease and operate its assets, and to carry on its business as presently conducted.  All action on the part of the Borrower requisite for the due creation, issuance and delivery of this Loan Agreement, the Notes, the Warrants and the other Loan Documents has been duly and effectively taken.  This Loan Agreement, the Notes, the Warrants and the other Loan Documents upon the granting, issuance and delivery thereof, will be, valid, binding and enforceable obligations of the Borrower in accordance with their respective terms and compliance herewith will not violate any provision of law, the Certificate of Incorporation or By-Laws of the Borrower, or any agreement, judgment, order or decree to which the Borrower is a party or otherwise bound, subject to applicable bankruptcy, insolvency, or reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights.  No approval or consent of any governmental agency or body of the United States or any state thereof or of any other entity or person is required as of the Closing Date for the legal and valid execution and delivery by the Borrower of this Loan Agreement, the Notes and the Warrants pursuant to this Loan Agreement, or the performance of any obligation of the Borrower hereunder.

(b)           Litigation.  Except as set forth in Schedule C hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of Borrower, threatened, against or affecting the Borrower and/or its subsidiaries which (i) involves the possibility of any judgments or liabilities aggregating more than Five Thousand ($5,000) Dollars not fully covered by insurance or (ii) which may materially and adversely affect the assets of the Borrower or the right of the Borrower to carry on its business as now conducted or as contemplated.

(c)           Other Documents.  Unless this requirement is waived by the Lenders, the following further documents shall be delivered herewith, all of which are true, complete and accurate:

(i)           Copies of the Certificate of Incorporation and By-Laws (and all amendments thereto) of the Borrower.

(ii)           Certificate of Good Standing of the Borrower to be supplied within thirty (30) days of the Closing Date.

(d)           Taxes.  All tax returns of the Borrower and its subsidiaries, if any, which are shown to be due and payable thereon have been paid.  The Borrower does not know of any ongoing tax audit, proposed tax deficiency, assessment, charge or levy against it, the payment of which is not adequately provided for on the books of the Borrower.

(e)           Full Disclosure.  This Loan Agreement and all of the exhibits or schedules attached hereto do not contain any statement that is false or misleading with respect to any material fact and do not omit to state a material fact necessary in order to make the statements therein not false or misleading.

(f)           Compliance with Instruments; etc.  Other than previously disclosed to the Lenders by the Borrower, the Borrower is not (i) in default under any indenture, agreement or instrument to which it is a party or by which it is bound, (ii) in violation of its Certificate of Incorporation, By-Laws or of any applicable law, (iii) in default with respect to any order, writ, injunction or decree of any court, administrative agency or arbitrator, or (iv) in default under any order, license, regulation or demand of any government agency, which default or violation would materially and adversely affect the business, properties, condition (financial or otherwise) or business prospects of the Borrower.

ARTICLE IV

AFFIRMATIVE COVENANTS OF THE BORROWER

Except as specifically set forth herein, so long as any part of the principal of or interest on the Notes remains outstanding, without the prior written consent of the Lenders:

(a)           Discharge Taxes and Indebtedness.  The Borrower will pay and discharge, as they become due, all taxes, assessments, debts, claims and other governmental or non-governmental charges lawfully imposed upon or incurred by it or the properties and assets of the Borrower, except taxes, assessments, debts, claims and charges contested in good faith in appropriate proceedings for which the Borrower shall have set aside adequate reserves for the payment of such tax, assessment, debt, claim or charge.  The Borrower shall provide the Lenders, upon the Lenders’ request, evidence of payment of such taxes, assessments, debts, claims and charges satisfactory to the Lenders.

(b)           Insurance.  The Borrower shall maintain such insurance on its properties and assets with financially sound and responsible insurance companies, in such amounts as from time to time are reasonably required by the Lenders.  The Borrower shall (i) deliver to the Lenders, upon their request, a detailed list of insurance then in effect, stating (A) the names of the insurance companies, (B) the amounts and rates of the insurance, (C) dates of expiration thereof and the properties and risks covered thereby; (ii) upon request, provide to the Lenders copies of all insurance policies.

(c)           Maintain Properties.  The Borrower shall maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business.  The Borrower will maintain, preserve and keep all of its properties, equipment and assets in good repair, working order and condition, and make, or cause to be made, all necessary or appropriate repairs, renewals, replacements, substitutions, additions, betterments and improvements thereto.

(d)           Furnish Information.  Promptly on request of the Lenders, the Borrower will furnish such information as may reasonably be necessary to determine whether (i) the Borrower is complying with its covenants and agreements contained in this Loan Agreement or (ii) an Event of Default (as hereunder defined) has occurred hereunder.

(e)           Maintain Office.  The Borrower will maintain an office at the address set forth in this Loan Agreement or at such other place as it shall determine upon not less than fifteen (15) days prior notice to the Lenders, where notices, presentations and demands to or upon it with respect to this Loan Agreement can be made.

(f)           Copies of Legal Process and Claims.  The Borrower shall, within ten (10) days after receipt, forward to the Lenders at its address set forth on the signature page hereto, a copy of any communication, notice, legal process or other notification relating to an uninsured claim or alleged claim against it in excess of Five Thousand ($5,000) Dollars and any proceedings relating to the replevin of any personal property, or to recover possession of any real property, leased or owned by the Borrower.  The Borrower shall, within ten (10) days after receipt, forward to the Lenders notice of any proceeding or hearing or threat thereof before any state or federal bureau, agency, commission, board or department which could materially affect the operation of its business.  With respect to any legal process, proceeding or hearing, the return date of which is less than such ten (10) days, notice shall be given forthwith.

(g)           Additional Documentation.  In furtherance of the transactions herein contemplated, the Borrower will execute and cause to be delivered to the Lenders such other certificates, documents, statements, agreements and opinions as may be reasonably requested by the Lenders during the term of this Loan Agreement.

(h)           Notice of Adverse Change.  The Borrower shall promptly give notice to the Lenders (but in any event within seven (7) business days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

(i)           any Event of Default as hereunder defined; or

(ii)           the institution or threatening of institution of an action, suit or proceeding against the Borrower before any court, administrative agency or arbitrator, which, if adversely decided, could materially adversely affect the business, prospects, properties, financial condition or results of operations of the Borrower, whether or not arising in the ordinary course of business.

Any notice given hereunder shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions the Borrower has taken and/or proposes to take with respect thereto.

(i)           Use of Proceeds.  The parties agree that the Borrower intends to use the proceeds of the Loan for general working capital purposes.

(j)           Compliance With Agreements; Compliance With Laws.  The Borrower shall comply with the terms and conditions of all material agreements, commitments or instruments to which the Borrower is a party or by which it may be bound.  The Borrower shall duly comply in all respects with any relevant laws, ordinances, rules and regulations of any foreign, federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of its business, properties or assets.

(k)           Negative Covenants of the Borrower.  On and after the date hereof, and for so long as any part of the Principal or Interest on the Notes shall remain unpaid, without the prior written consent of the Lenders:

(i)           No Distribution of Profits or Assets.  The Borrower will not declare or pay any distribution, in cash or otherwise, of any of its profits or assets or redeem, return, purchase or otherwise acquire directly or indirectly any of its shares of common stock now or hereafter outstanding.

(ii)           No Guarantees.  The Borrower will not assume, endorse or become liable for or guarantee the obligations of any corporation, partnership, limited liability company, individual or other entity excluding the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

(iii)           No Liens.  The Borrower will not allow the mortgage or pledge of, or creation of a security interest in, any of its assets except as set forth herein.

(iv)           No Transfer of Assets.  The Borrower will not (i) enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), (ii) convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of the business, property, or assets, whether now owned or hereafter acquired, of Borrower, or (iii) acquire by purchase or otherwise all or substantially all of the property, assets, stock, or other evidence of beneficial ownership of any person or entity.

(v)           Extraordinary Transactions and Disposal of Assets. The Borrower will not enter into any transaction not in the ordinary and usual course of Borrower’s business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrower’s properties or assets.

ARTICLE V

LIMITED WAIVER

To the extent any of the provisions set forth in this Loan Agreement are inconsistent with those of any prior documents entered into by and between the Borrower and any of the Lenders or Additional Lenders, the Lenders and/or Additional Lenders hereby grant a limited waiver of such provisions in order to carry out the purposes set forth herein.

ARTICLE VI

DEFAULTS AND REMEDIES

1.           Events of Default.  Any one of the following events shall be considered an event of default ("Event of Default") as that term is used herein:

(a)           If the Borrower defaults in the payment of the Principal or Interest on the Notes after the same shall become payable as therein or herein set forth and such failure continues for a period of five (5) days; or

(b)           If default beyond ten (10) days from notice provided in accordance herewith shall occur under the terms of the Notes (other than a default covered by clause (a) above), of this Loan Agreement, or of any of the other Loan Documents, or in any other document or instrument executed and delivered in connection herewith, or under any agreement or instrument between the Borrower and any third party, which upon default results in an acceleration of the making of Borrower’s obligation to such third party or in the termination of such agreement or results in the Borrower becoming immediately liable for any amount to a third party in excess of $10,000; or

(c)           If any representation, warranty or covenant made by the Borrower herein proves to have been untrue in any material respect as of any Closing Date, or any information, statement, certificate or data furnished hereunder proves to have been untrue in any material respect as of the date as of which the facts therein set forth were stated or certified; or

(d)           Except for a default covered by clauses (a), (b), (c) and (e) hereof, if a default shall be made in the due observance or performance of any other covenant, affirmative or negative, or condition to be kept or performed by the Borrower contained in this Loan Agreement; or

(e)           If the Borrower shall (i) make a general assignment for the benefit of creditors, or (ii) apply for or consent to the appointment of a receiver, trustee, or liquidator of the Borrower or of all or a substantial part of its assets, or (iii) be adjudicated as bankrupt, or (iv) file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors or file a petition or answer seeking to take advantage of any law (whether federal or state) relating to the relief of debtors.

(f)           A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Lenders are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

2.           Acceleration of Loan.  During the continuation of any Event of Default specified in Article VI, Section 1 hereof, the Lenders or any other holder of the Notes may, by notice in writing delivered to the Borrower, declare the entire outstanding Principal on the Notes held by such Lenders, and the Interest accrued thereon, immediately due and payable, and said Principal and Interest shall thereupon become and be immediately due and payable without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower.  Any Principal and Interest not paid when due and payable shall bear interest thereafter at the lesser of ten (10%) percent per month or the maximum rate permitted by applicable law.

3.           Enforcement of Rights.  Upon the happening of any Event of Default specified in Article VI, Section 1 hereof, the Lenders or any other holder of the Notes may proceed to protect and enforce its rights with respect to the Notes and the other documents referred to herein either by suit in equity or action at law, and proceed to obtain judgment or any other relief whatsoever.

4.           Payment of Expenses.   The Borrower shall pay all expenses, court costs and reasonable attorneys’ fees which may be incurred by the Lenders or any other holder of the Notes in connection with or arising out of any Event of Default hereunder upon a final nonappealable determination in Lenders’ favor.

ARTICLE VII

CONDITIONS PRECEDENT

1.           Conditions of Lender’s Obligations.  The obligations of the Lenders hereunder shall be subject to the performance by the Borrower of all its agreements theretofore to be performed hereunder and to the following further conditions, or the waiver thereof by the Lenders:

(a)           Officer's Certificate.  The Lenders shall have received a certificate or certificates of the Chief Executive Officer of the Borrower dated as of the Closing Date to the effect that:

(i)           The representations and warranties of Borrower herein and in any of the Loan Documents executed in connection with this Loan Agreement are true and correct in all material respects at and as of the Closing Date; and

(ii)           The Borrower has performed all agreements herein contained to be performed at or prior to the Closing Date.

(b)           Certified Copies of Resolutions.  The Lenders shall have received certified copies of resolutions of the board of directors of the Borrower, in form and substance satisfactory to the Lenders and its counsel, with respect to the authorization and execution of this Loan Agreement and the issuance of the Notes and Warrants.

(c)           Delivery of Instruments and Other Documents.  The Lenders shall have received in form and content satisfactory to Lenders and its counsel, originally executed Notes and Warrants and such other documents or instruments as the Lenders may reasonably request.

ARTICLE VIII

CLOSING

The closing of this transaction and the issuance of the applicable Notes and Warrants to the Lenders shall occur at the offices of Kelley Drye & Warren, LLP, 101 Park Avenue, New York, NY 10178, at such time and place as the parties shall agree (the “Closing Date’).

ARTICLE IX

LEGAL FEES

The parties hereto shall pay their own costs and expenses in connection herewith.

ARTICLE X

MISCELLANEOUS

1.           Representation to Survive Closing.  All warranties, representations, covenants and agreements made by the Borrower herein shall survive the Closing.

2.           Specific Enforcement, Consent to Jurisdiction.  The Borrower and Lenders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Loan Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Loan Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Article X, Section 6 hereof, the Borrower hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Article X, Section 2 shall affect or limit any right to serve process in any other manner permitted by law.

3.           Notice.  All notices, requests, demands and communications under or in respect hereof shall be deemed to have been duly given and made if in writing (including fax) if delivered by hand or left at or posted by pre-paid registered or certified mail (airmail if dispatched to a foreign county) to the party concerned at its address appearing below or sent by fax to the number and with copy as below indicated.  Service shall be deemed to be effective: so far as delivery by hand is concerned when handed to the recipient or left at the recipient’s address; by post three days after posting (seven days if sent to a foreign country); by fax on the same day as dispatch and receipt is confirmed.  The said addresses and fax numbers shall continue in force until alternatives are notified and receipt of such notification has been acknowledged:

If to the Lenders, to the addresses set forth on Schedule A to this Loan Agreement.

With copies to:

Blank Rome LLP
405 Lexington Ave.
New York, NY 10174
Phone: (212) 885-5000
Fax: (212) 885-5001
Attn.: Jeffrey A. Rinde, Esq.

If to Borrower, to its address first set forth at the beginning of this Loan Agreement.

With copies to:

M. Ridgway Barker, Esq.
Kelley Drye & Warren LLP
400 Atlantic Street
Stamford, CT  06901
Phone:  203- 351-8032
Fax:  203-327-2669

4.           Binding upon Successors.  All covenants and agreements herein contained by or on behalf of the Borrower shall bind its successors and assigns and shall inure to the benefit of the Lenders and their successors and assigns; Borrower may not assign this Loan Agreement or any rights or duties hereunder without Lenders’ prior written consent and any prohibited assignment shall be absolutely void.  Lenders reserve the right to sell, assign, transfer, negotiate, or grant participation in all or any part of, or any interest in Lenders’ rights and benefits hereunder; provided, however, that Lenders shall, for informational purposes but not as a requirement, notify the Borrower of the identity of all other assignees or participants who have acquired an ownership interest in the Notes, and upon conversion, in the equity of the Borrower as a result thereof.  In connection with any such assignment or participation, Lenders may disclose all documents and information which Lenders now or hereafter may have relating to Borrower’s business.

5.           Counterparts.  The terms of the Loan Agreement are contractual and not merely recital. The Loan Agreement may be executed in one or more counterparts, at one time or at different times, each of which shall be deemed an original.  Furthermore, facsimile copies shall be deemed the same as originals.  The Loan Agreement shall be deemed fully executed and effective when all Parties have executed at least one of the counterparts, even though no single counterpart bears all such signatures.

6.           Governing Law; Jurisdiction.  This Loan Agreement and the performance of the parties hereunder shall be construed and interpreted in accordance with the internal laws of the State of New York, wherein it was negotiated and executed, and the parties hereunder consent and agree that the state and federal courts which sit in the State of New York and the County of New York shall have exclusive jurisdiction with respect to all controversies and disputes arising hereunder.

7.           Severability.  If any provision of this Loan Agreement is held to be unenforceable for any reason, the remainder of this Loan Agreement shall, nevertheless, remain in full force and effect.

8.           No Waiver of Rights.  No course of dealing on the part of the Lenders, nor any failure or delay on the part of the Lenders with respect to the exercise of any right, power or privilege given or granted hereunder, the Notes or any other document or instrument executed in connection herewith shall operate as a waiver thereof as to any future defaults, or any single or partial exercise by the Lenders of any right, power or privilege granted or contained herein or therein shall preclude the Lenders from later or further exercise of any right, power or privilege as to any future defaults.  The rights and remedies of the Lenders are cumulative and not exclusive of any other remedies under law.

9.           Construction.  Unless the context of this Loan Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words, “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Loan Agreement refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement.  Article, Section, subsection, paragraph, clause, schedule, and exhibit references are to this Loan Agreement unless otherwise specified.  Any reference in this Loan Agreement to this Loan Agreement shall include all alterations, amendments, changes, extension, modifications, renewals, replacement, substitutions and supplements, thereto and thereof, as applicable.

10.           Indemnification.  In the event the Lenders are required to appear before, or participate in, or become involved with, any proceeding initiated by or brought with respect to the Borrower by any government or administrative agency, federal, state or local, investigating the business operations or activities of the Borrower, the Lenders shall be reimbursed by the Borrower for all expenses incurred by it in connection therewith, including, but not limited to, attorney’s fees.  Additionally, the Borrower will indemnify and hold harmless the Lenders from each and every liability, loss, obligation, cost or expense which may be imposed or arising out of (a) any such proceeding, or (b) any of the transactions evidenced hereby, except for the Lenders’ gross negligence or willful misconduct.

11.           Confidentiality.  The Borrower agrees that it will not disclose, and will not include in any public announcement, the name of the Lenders, unless expressly agreed to by the Lenders unless and until disclosure is required by law or regulations, and then, only to the extent of such requirement.

12.           Term.  This Loan Agreement shall become effective upon execution and delivery hereof by Borrower and Lenders and shall continue in full force and effect until all amounts of Principal and Interest on the Notes have been paid in full.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the day and year first above written.

BORROWER:

GOLDSPRING, INC.

By:  /s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title:   President & CEO

LENDERS:

THE INTERGROUP CORPORATION By: /s/ John V. Winfield Name: Title: PORTSMOUTH SQUARE, INC. By: /s/ John V. Winfield Name: Title: /s/ Josef Grunwald Josef Grunwald /s/ Mark Henkels Mark Henkels
SANTA FE FINANCIAL CORP.

By:  /s/ John V. Winfield
Name:
Title:

/s/ John V. Winfield
John V. Winfield

/s/ Paul Hertzberg
Paul Hertzberg

/s/ David W. Unsworth
David W. Unsworth, Jr.

/s/ Kenneth Moelis
The Moelis Family Trust